Exhibit 99.1

PRESS RELEASE

Investor Contact:	Media Contact:

Gary C. Wetzel	Michael H. Ford

Senior Vice President & Chief Financial Officer	Vice President of Sales & Marketing
Von Hoffmann Corporation	Von Hoffmann Corporation
(314) 835-3317	(314) 835-3373

For Immediate Release

Von Hoffmann Corporation Announces First Quarter Earnings Performance

St. Louis, Missouri, May 12, 2004 – Von Hoffmann Corporation, a leading North American educational and commercial printer, today announced results for its first quarter ended March 31, 2004.

Net sales for the first quarter of 2004 were $108.6 million which represents an increase of 15.8% from $93.8 million in the prior year’s quarter.  Net loss for the first quarter of 2004 was $3.0 million compared to a net loss of $0.4 million for the first quarter of 2003.  Adjusted earnings before income taxes, depreciation and amortization (adjusted EBITDA) were $17.0 million for the first quarter of 2004 compared to $15.5 million for the first quarter of 2003.

The first quarter of 2004 net sales include $16.5 million contributed by Lehigh Press’s educational book components and digital premedia services businesses.  The Company’s net sales in the four-color elementary and high school (ELHI) and higher education markets experienced strong performance with 19% and 13% increases, respectively, in the first quarter.  In addition, the Company’s net sales in the four-color non-education market continued to show growth with a 60% increase in the first quarter of 2004.  However, the one and two-color market segments, both educational and non-educational, demonstrated double-digit decreases in net sales of 23% and 24%, respectively.  These segments were impacted by strong prior year sales with one-time catalog and ELHI projects as well as a reduction in computer market activity.  The improvement in adjusted EBITDA in the current quarter was principally driven by the inclusion of Lehigh Press of $5.9 million along with an improvement in our four color markets offset by the reduced one and two-color market activity.

Robert Mathews, President and Chief Executive Officer, noted, “The first quarter reflects a short-term improvement in the educational market as reflected at our book component and four-color facilities.  Our targeted market strategy within our core educational product space and the four-color non-educational segments continue to confirm our sales direction.  However, the Company continues to be challenged by a soft economy in the non-educational printing industry as demonstrated in the one and two-color market segments.”

Von Hoffmann Corporation is a leading North American manufacturer of printed products for the educational and commercial markets.  For over 100 years, the Von Hoffmann name has been synonymous with outstanding quality in printing and print related services. With approximately 2,375 employees and twelve facilities throughout the United States, Von Hoffmann is committed to offering its core customers a full range of products and service from design and prepress through manufacturing and distribution and fulfillment.  Von Hoffmann is headquartered in St. Louis, Missouri.  For more information, visit www.vonhoffmann.com.

Certain statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not statements of historical facts, but rather reflect current expectations concerning future events and results.  The Company generally uses the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “will” and similar expressions to identify forward-looking statements.  Such forward-looking statements, including those concerning the Company’s expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  Examples of forward-looking statements include statements we make regarding future prospects of growth in the educational textbook market, the level of future activity of the public school textbook adoption process, demographic and other trends in the instructional materials market, our ability to maintain or increase our market share and our future capital expenditure levels.  In evaluating such statements as well as the future prospects of the Company, refer to the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission for a complete description of such factors.

FINANCIAL STATEMENT HIGHLIGHTS (000’s)

Statement of Operations

	Three Months Ended March 31,
	2004	2003

Net sales	$108,597	$93,751
Cost of products and services	92,486	78,262
Gross profit	16,111	15,489
Gross profit percentage	14.8%	16.5%

Operating expenses	10,731	5,742
Income from operations	5,380	9,747

Interest income	43	21
Loss on disposal of depreciable assets	(28)	(264)
Interest expense – subsidiary	(10,808)	(8,845)
Interest expense - subord. debentures	(1,481)	(1,308)
Loss before income taxes & discontinued oper.	(6,894)	(649)
Tax benefit	(2,068)	(272)
Loss before discontinued oper.	(4,826)	(377)

Discontinued oper., net of taxes (Note A)	1,875	—

Net loss	$(2,951)	$(377)

EBITDA Reconciliation

	Three Months Ended March 31,
	2004	2003

Net loss	$(2,951)	$(377)

Income tax benefit (Note B)	(1,017)	(272)
Interest income	(43)	(21)
Interest expense – subsidiary	10,808	8,845
Interest expense - subord. debentures	1,481	1,308
Depreciation and amortization	8,129	5,600

EBITDA (Note C)	16,407	15,083

Adjustments to EBITDA:

Special consulting expenses (Note D)	45	166
Loss on disposal of depreciable assets	28	264
Restructuring charges (Note E)	570	—

Adjusted EBITDA (Note C)	$17,050	$15,513

Note A:  Discontinued operations represent the operating results, net of taxes, of the Lehigh Direct division of The Lehigh Press, Inc., which provides direct marketing printing services.  Currently, the division is being classified as an asset held for sale.  Accordingly, the results of the division are shown as a discontinued operation, with no depreciation being recorded.

Note B:  Income tax benefit for the three months ended March 31, 2004 includes a tax provision of $1,051 for operating results classified as a discontinued operation as described in Note A.

Note C:  EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is not a measure of performance under accounting principles generally accepted in the United States. EBITDA should not be considered a substitute for cash flow from operations, net earnings or other measures of performance as defined by accounting principles generally accepted in the United States or as a measure of our profitability or liquidity. EBITDA does not give effect to the cash we must use to service our debt, if any, or pay our income taxes and thus does not reflect the funds actually available for capital expenditures or other discretionary uses. We have adjusted EBITDA for items considered to be either non-operating, non-cash, one-time and/or discretionary in nature.  Our presentation of EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the method of calculation. We present adjusted EBITDA as we believe it  is useful, along with GAAP measures, to permit investors to compare our operating performance to other companies in our industry.  Adjusted EBITDA is also included herein to provide additional information with respect to our ability to meet our consolidated debt service, capital expenditure and working capital requirements.

Note D:  Special consulting expenses relate to fees paid under the financial services agreement with Credit Suisse First Boston LLC, an affiliate of our principal stockholders, and costs incurred for consulting services used in assisting in the acquisition integration process.

Note E:  Restructuring charges represent employee severance and other cash charges associated with the closure of two manufacturing facilities under the Precision Offset Printing Company, Inc. subsidiary.  The remaining operations will be combined into the Pennsauken, NJ-based Lehigh Lithographers division of Lehigh Press.